Exhibit 10.1

SUMMARY OF
REDWOOD TRUST, INC.
COMPENSATION ARRANGEMENTS FOR
NON-EMPLOYEE DIRECTORS
EFFECTIVE JANUARY 1, 2005

	Amount	Payable*
Annual Retainer	$50,000	Quarterly
		installments, in
		arrears
Fee Per Board Meeting:
Attended in person:	$1,500	Paid with quarterly
Attended by conference call:	750	installments
Fee Per Committee Meeting:
Attended in person:	$1,250**	Paid with quarterly
Attended by conference call:	625**	installments
Annual Awards for Non-Management Directors:	Deferred Stock Units
	in amount of $60,000	Immediate vesting

* All or any portion of the items of compensation listed, together with any cash dividend equivalent rights that may be included with the stock options issued above, are eligible for deferral under the Company’s executive deferred compensation plan.

** For the Chairperson of the Audit Committee, these fees shall instead be $2,500 for attendance in person and $1,250 for attendance by conference call; for the Chairpersons of the Compensation Committee and the Governance Committee, these fees shall instead be $1,875 for attendance in person and $975 for attendance by conference call.

In addition to the above compensation, non-management directors shall receive reasonable out-of-pocket expenses incurred in attending Board and Committee meetings, payable within ten (10) business days of receipt by the Company of the expense receipts.

Ownership guideline is $50,000 (based on cost) by end of 2005 and Deferred Stock Units do not count towards ownership.